Exhibit 10.3

CONVENTION Of BUYING AND SALE OF ISSUED STOCK AND THERE
CIRCULATION OF THE COMPANY AVENSYS INC.

BETWEEN: C-CHIP CORPORATION TECHNOLOGIES, a corporation
duly constituted by virtue of the laws of Nevada, the United States, registered in Quebec and having its main place of business in
4710, rue St-Ambroise, suite 227, Montreal, province of Quebec, represented to presents by Stephane Solis, his President;
(Below indicated the ' "Purchaser ")

AND: STOCKHOLDERS AND BENEFICIARIES of call options
of ordinary shares of category " A " of Avensys INC. as indicated in the Addition subjected to presents,
(Below indicated the "Sellers ")

AND INTERVENE: AVENSYS INC. moral person legally constituted by virtue of the Party 1A of Law on the companies of Quebec, having its
main place of business in 880 Selkirk, Top - Light, province of
Quebec H9R-3S3
(Below indicated " Avensys ", the "Company " or
the ' "Speaker ")
(the Purchaser, Sellers and the Company below
indicated collectively "Parties ")

OBJECT: Acquisition by the Purchaser of at least - ninety for one hundred and ten hundredth performances of for hundred (90,1 % of ordinary shares of category)
" A " and repayment for annulment of call options of stock
of category " A " issued and in circulation of the Company detained by the Sellers (below indicated "Titles ");

PREAMBLE
GIVEN THAT the Stockholders are the alone true owners and possessors registered in their name of ordinary shares of category " A " issued and in circulation of the outstanding stock of the Company (below indicated "Stock ");

GIVEN THAT call options of ordinary shares of category " A " from the Company
Validly issued and being able to be exercise accordingly to the regime of attribution of options of Avensys in
Closing date (below indicated "Options ") allocated to the Stockholders, managers and to the employees post it of Enclosure of transaction within the Company (below having indicated the "Beneficiaries ") are the alone true possessors and registered beneficiaries of the whole of issued Options and in circulation of Avensys;

GIVEN THAT the Stockholders want to sell the Stock which they detain in the shares of Avensys to the Purchaser, who wants to buy them, for consideration, according to modalities and subject to terms established in the letter of intention of the Purchaser dated of
January 26th, 2005 and to be accepted by the Sellers at the latest on February 28th, 2005 (below indicated the << Letter of Intention >>);

GIVEN THAT the Beneficiaries want to acquire a reasonable repayment for whole of Options which they detain in the Company, the Purchaser wants to compensate for them for consideration according to modalities and subject to terms established in the Letter of Intention of the Purchaser dated by January 26th, 2005 and to be accepted by the Sellers in later February 28th, 2005;
GIVEN THAT the shareholding of the Company is composed of a maximum of fifty stockholders domiciling in Quebec, taking for knowledge that a certain number of employees, exemployees, managers and ex-managers are added to this number;
GIVEN THAT Parties want to record terms and terms of their understanding in one written (below indicated "Convention ") such as below stipulated.

AS A RESULT, PARTIES AGREE ON WHAT FOLLOWS:
1.0 INTERPRETATIVE DISPOSITIONS
1.1 Definitions
Excepting slip of the tongue the opposite, words and expressions which follow have, in the present Convention, the sense which is allocated to them below:
Purchaser: Indicate C-Chip Technologies Corporation.
Stockholders: Indicate the true owners and possessors registered there their name of ordinary shares of category " A " of the capital stock from the Company indicated in the Addition 1.1 subjecting in presents.

Activities: Indicate the activities of the Company, which consist notably to exploit a department of R&D, optics fiber
and of share-out of equipments of instrumentation.
Stock: In it sense which is given to him in the preamble of presents.
Stock C-Chip
restrained: ordinary shares of the Purchaser compromising at the close of transaction on OTCBB and negotiation of which can be subjected in certain restrictions emanating from regulation authorities. In present case, it is envisaged that from Closing date one
period of not sale aim at Stock, and it according to the disposition
3.2.1 (d).

Beneficiaries: In it sense which is given to him in the preamble of presents.
Enclosure of transaction: Indicate conclusion and performance of sale and buying of
Titles of the signature of the present Convention, with effect in Closing date.
Convention: In it sense which is given to him in the preamble of presents.
Closing date: Indicate February 28th, 2005 at 00 h 01, a date of conclusion and the performance of sale and buying of issued Titles and there circulation of Avensys.
Constituting documents: Agree of certificates of constitution issued by the quebec authorities in favour of the Company, statutes of constitution which are reached with it and, if need be, of any statutes of alteration which were deposited to the Quebec authorities
by the Company,

Financial states: Indicate the financial states proved by the Company for the financial year ending on May 31st, 2004.
Subsidiary: Mean an moral person of whom more than FIFTY percent (50%) of stock - including stock of rights to vote in habitual occurrences with the aim of
the election of the majority of councilmen of administration of aforementioned moral person, belong or is controlled,
directly or indirectly, by a Person or by other one
subsidiary of this Person.

Day of transactions: Mean a day, other than a Saturday or a Sunday, where OTCBB am opened.
Clear day: Mean every day of the week excluding Saturdays,
on Sundays and bank holidays.
Letter of Intention: In it sense which is given to him in the preamble of presents.
Law (s): Indicate any law, any code, regulations, command, decree and very sentence, decision, judgment of judicial, quasi judicial nature, administrative, almost administrative or arbitration, that it is in federal, provincial, local level or other one, applicable to one
Nobody, in a good, in a situation or in context where it
term is used.

Law (s) on environment: Order or federal, provincial, local order agrees of any Law, or of any authority of some country or political subdivision that it is relate to environment or to emission of very
Dangerous substance in environment.
Options: In it sense which is given to him in the preamble of presents.
OTCBB: Indicate the American market Over the Counter Bulletin Board.
Nobody: Indicate, according to context, a natural person, a company, an association, an artificial person, a trust, as well as very other entity or provided grouping or not of the personage
juridical or of a distinct capital.

Registraire: Indicate the registraire of firms.
Dangerous substance: Mean any substance, demean, solid, liquid or gaseous material, oil or substance diverted from some oil, microorganism, noise, vibration, ray, warmth, smell, expulsion, vector of energy,
plasma, organic or inorganic, enlivened or inanimate matter, intermediary of ephemeral reaction or quite other combination of elements ci-before listed and renowned dangerous or everything demeans dangerous, solid, toxic or polluting waste product, noxious substance, contaminating or source of pollution or pollution in
terms of Laws on the environment of Quebec.
Titles: Indicate the ordinary shares of category " A " and options of buying of stock of category " A " issued and in circulation of
Company detained by the Sellers.
Sellers: Indicate the Stockholders and the Beneficiaries.

1.2 Interpretation
The following dispositions govern this Convention of buying in rules of interpretation:
Adaptation: If a disposition contravenes an applicable law, she owes be interpreted if need be in order to make it correspondent to law applicable or, in defect, in a most touchy manner to respect the intention of parties without infringing the prescripts of laws applicable which parties do not want to contravene.
Subjugation: This Convention, its interpretation, its performance, sound application, its validity and its effects are subjected to laws applicable which are in force in the province of Quebec and in
Canada, which govern partly or entirely group of
Disposition that it contains.
Precedence: The present Convention constitutes intervened understanding enter left and no other document or previous verbal understanding or concomitant am accepted if it has the effect of changing of about manner that it is the dispositions of the present Convention, in less than such alteration is countersigned by the Purchaser
and the Sellers subsequently in the signature of the present
Convention.

Presumption: Any disposition of this Convention not correspondent to laws applicable, it is supposed ineffectual as much as is
prohibited by one of the laws which govern it. The same goes for for all the clauses subordinated or linked to such disposition
as much as their applicability depends on aforementioned disposition.
Renunciation: The silence of a party, its negligence or its delay to exercise one straight or an appeal which is given to him or opened by virtue of present Convention must never be interpreted against such
left as a renunciation of the financial year of aforementioned rights and appeal.

1.3 Generality
Cumul: All the rights mentioned in the present Convention are accumulative and not alternative. The renunciation of the financial year of a right approved by one of the parties in favour of the other party in this
Convention must never be interpreted as a renunciation in
the financial year of quite other right, here approved, unless the text of a disposition of Convention point out unusually
required by such choice.

Delays: All the delays pointed out in the present Convention are of harshness unless opposite indication in the text.
Canadian currencies: Unless opposite indication, all the sums envisaged in present Convention consult Canadian currencies.

Type and number: As much as the apprehension of the text necessitates it, a word expressed with masculine type consists of the feminine and vice versa;
the same goes for for a word expressing a number in the fact that peculiar understands the plural and vice versa. Any containing sentence polyvalent words of this nature must read, when sense of
text demands it, in order to adapt the appropriate version of such word with the grammatical modifications which are obvious for give a logical signification in concerned sentence.

Titles: Titles used in the present Convention have no value
interpretative; they serve only as element of
classification and of identification of constituting dispositions of
Convention and, owing to this function, they cannot see each other allocate of signification or influence the interpretation of one disposition.

2.0 BUYING AND SALE
For price and subject to terms and terms envisaged in the present Convention, the Purchaser buys by sellers' presents, which sell to the Purchaser, with effect to be counted of February 28th, 2005, at 00 h 01, (below indicated the "Closing date ") issued Titles and there circulation of Avensys:

3.0 PURCHASE PRICE

3.1 Purchase price
Subject to quite other applicable disposition of the present Convention or conversion of
Débentures (were (below defined), the Purchaser buys Sellers who sell to the Purchaser: (i) at least ninety percentpoint onedth performances of for hundred (90,1%) of Stock of
Company for an unit monetary consideration of sixty one hundred and nine hundred nineteen thousandth of one hundred (61,919 hundred), a number is maximum of fifteen millions seven hundred forty six thousand three hundred and sixty-nine (15 746 369) ordinary shares of category " A "
for an identical value in nine millions seven hundred and fifty thousand Canadian dollars (9 750
000 $), by the emission of ten millions four hundred thousand (10 400 000) restrained Stock C-Chip at an unit price of 1500 U.S. $(0,75US) based on a fixed exchange rate of eighty hundred U.S. $(0,80US) by Canadian dollar; and the Purchaser compensates for annulment
(ii) Options detained by the Beneficiaries for an unit consideration of twenty-five hundred

$(0,25) by Option, that is total three hundred four twenty five thousand dollar sum
$(385 000); for a potential total amount for the Titles of ten millions hundred and thirty five one thousand dollars (10 135 000 $) (below collectively indicated the "Purchase price ").
Besides, it heard between parties in presents, that happening case where every stockholder of
Company which would not have sold its ordinary shares of category " A " of the Company by the present Convention (below defined << Remaining Stock >>) decided for a reason

or
other one to sell inside a period of eighteen (18) months of Closing date (
"Period "), the Purchaser and the Company promise not to give or to accept, during
Period, for Remaining Stock more than unit monetary consideration, for one (1)
ordinary share of category " A ", of thousandth sixty one hundred and nine hundred nineteen of hundred (61,919 hundred) by ordinary share of category " A " from the Company, and it it doesn't much matter value of the lesson of Stock C-Chip restrained during this Period. Of more the rules of releases of Stock restrained C-Chip given as part of a possible sale of Stock
Remaining will have to be the same that those represented in presents.

3.2 Modalities of establishment of the Purchase price
3.2.1 For all the issued Stock and in stockholders' circulation:
The Purchaser will issue of key sound - stock to the Stockholders in Closing date, for the acquisition of Stock, restrained Stock C-Chip representing the value determined in the article 3.1, the price of which by restrained Action C-Chip is determined in the following way;
(A) Determination of the value of Stock restrained C-Chip:
As part of the present transaction, the value allocated in Stock CChip restrained am established in 1500 U.S. $(0,75U.S)..
(B) Determination of the exchange rate:
As part of the present transaction, it is heard between the parties that rate changes between the Canadian and American dollars am established in
$1CAD=US$0,80.
(C) Release of Stock restrained C-Chip issued to the Stockholders:
In compliance with laws applicable to the United States and to Canada, the Purchaser will promise to unfold his best efforts to be productive freely negotiable the restrained Stock C-Chip issued to the Stockholders and it, inside a period of hundred twenty (120) days according to the Enclosure of transaction. Of more the Purchaser promise to sign at the close of transaction a commitment to deposit without delay a form SB-2, quite other accruing document and to put down all the movements necessary for respect of disposition 3.2.1 d) below mentioned.

Transaction will have to be disclosed by means of press release, pence declarations of important modification and quite other necessitated document by authorities in applicable securities.

(D) Release ordered by restrained Stock C-Chip:
As part of the present transaction, to favour a disposition
ordered of the restrained Stock C-Chip issued to the Stockholders, it is heard between the Parties that a convention of store, which is subjected in the Addition 3.2.1 of presents, aim at restrained Stock C-Chip and what one agent is indicated by the Company. For sure Stock CChip
restrained is liberated to the Stockholders according to the following schedule:

* First one cut representing twenty for hundred (20%) of
Issued restrained Stock C-Chip will be liberated to the Stockholders four (4) months according to the Enclosure of transaction;
* A second slab representing twenty for hundred (20%) of
Issued restrained Stock C-Chip will be liberated to the Stockholders six (6) months according to the Enclosure of transaction;
* A third slab representing twenty for hundred (20%) of
Issued restrained Stock C-Chip will be liberated to the Stockholders nine (9) months according to the Enclosure of transaction;
* A fourth slab representing twenty for hundred (20%) of
Issued restrained Stock C-Chip will be liberated to the Stockholders twelve (12) months according to the Enclosure of transaction; and,
* A fifth and last slab representing twenty for one hundred
(20%) of Stock issued restrained C-Chip will be liberated in
Stockholders old of eighteen (18) months according to the Enclosure of transaction.

(E) Penalty to the Purchaser:
As much as the Purchaser had to show the delay of hundred twenty (120)
days being granted to him to return the first slab of twenty for one hundred
(20%) of Stock restrained C-Chip issued to the Stockholders freely negotiable, the Purchaser will have to disburse punitive and owed harm to the Stockholders, who harm will be identical in a pourcent (1%)
of the complete value of transaction for each of the successive periods of thirty (30) days from date when restrained Stock C-Chip would have not had to be freely negotiable according to the first initial delay of hundred and twenty
(120) days according to Closing date granted to the Purchaser. In his choice, the Purchaser, according to the same schedule of due dates of désentiercement as that envisaged in disposition 3.2.1. (d), will have option to pour punitive harm and owed to the Stockholders either silver counting, or in stock C-Chip restrained by the Purchaser to be qualified by SB-2 in form of one amendment..

3.2.2 To the beneficiaries d' Options:
The Purchaser will overturn, for repayment and annulment, silver to the beneficiaries d' Options twenty-five hundred (0,25 $) by Option detained totaling the sum of three hundred four twenty five one thousand dollars (385 000 $) in the following way:

(A) Modalities of payment of Options:
A first $1500-(0,15 remittance by Option cash in all
the Beneficiaries at the close of transaction and it, by certified checks and a second remittance aiming at the balance of the payment of Options, that is ten hundred
$(0,10) by Option (below indicated the << Balance of the Purchase price >>) in counting to all the Beneficiaries, at the latest on December 31st, 2005 by certified checks.

(B) Balance of the Purchase price:
The Balance of the Purchase price is payable in a single payment by certified check
(the "Payment ") last day of December 2005. Balance of
Purchase price will take interest as from the Enclosure, in the rate of twelve - for hundred (12%) per year calculated every day and payable monthly and any unpaid interest will carry interest in the same rate, calculated itself every day.
The table in Addition 3.2.2 reflects the whole of call options of stock category " A " detained by the Beneficiaries.

(C) Convertible Débentures
Before the Enclosure of the transaction, happening a partial or complete conversion convertible débentures issued in favour of FondAction CSN and of
Innovatech Québec society and Hot water tank Appalachians, copies of which are subjected in Addition 5.3 of presents (below indicated collectively
" Débentures ") in stock of category " A " from the Company, the Purchase price will have to be adjusted to the rise of a sum equal to sum in capital of the said conversion of débenture.
It is moreover heard between parties in presents, that happening case where the possessors of
Débentures (below defined in Addition 5.3) decided for a reason or other one of convert their Débentures inside a period of eighteen (18) months of Closing date
(the "Period "), the Purchaser and the Company promise not to give or to accept during

Period more than unit monetary consideration, for (1) ordinary share of category
" A " of thousandth sixty one hundred and nine hundred nineteen of one hundred (61,919 hundred) by action common place of category " A " from the Company, and it it doesn't much matter the value of the lesson of Stock
C-Chip restrained during this Period. Of more the rules of releases of Stock C-Chip restrained given as part of a possible conversion of Débentures will have to be the same as those represented in presents.

4.0 CERTIFICATES AND GUARANTEES OF SELLERS
Each of the Sellers certifies for the benefit of the Purchaser of the reliability and 1' rightness of facts and following swordings:

4.1 Be able to to sign Convention
It has full power, right and authority to sign the present Convention and to carry out all obligations which follow from it. This Convention constitutes a valid and executable obligation of his part the Purchaser of which can necessitate forced performance.

4.2 Canadian residence
He certifies be a Canadian inhabitant, in the sense given in this expression by the Law of the levy on come back (Canada), except opposite indication in the Addition 4.2.

4.3 Ownership of Stock
Each of the Stockholders certifies be the true owner of Stock which it sells to the Purchaser according to presents and detain in their place an airtight, good title deed and of street, free and quits value of any Loading.
Each of the Stockholders certifies that the signature of the present Convention by parties has for effect to confer Purchaser on 1' an airtight, good title deed, of street value and incontestable as for the Stock which it sells, this title being free and quits of any Loading.
Each of the Stockholders certifies that there is no action in justice, chase, method or ongoing, possible claim or fixes a quota, concerning sound anyhow right of possession on the Stock which it sells.
Except for the convention of stockholders stipulated in the Addition 4.3, each of the Stockholders certify that the Stock which it sells to the Purchaser is not subject to a convention of buying or of sale, an option of buying or sale, a right of first refusal or quite other convention affecting the free disposition of Stock and is subjected to no restriction by virtue of constituting documents of the Company.

4.4 Beneficiaries of Options
Each of the Beneficiaries certifies be the true possessor of Options which it delays for annulment in the Company according to presents and to detain a title deed in their place airtight, good and of street, free and quits value of any Loading.
Except for the regime of call options of stock of the Company, each of the Beneficiaries certify that the transfer of Options which it delays for annulment to the Company is subjected in no restriction by virtue of any understanding between stockholders and by virtue of
Constituting documents.
Each of the Beneficiaries certifies that there is no action in justice, chase, method or ongoing, possible claim or fixes a quota, concerning sound anyhow right of possession on Options which it delays for annulment to the Company.
Except for the regime of call options of stock of the Company, each of the Beneficiaries certify that subject to the present transaction, Options that it delays for annulment in
Company is not subject to a convention of buying or sale, a call option or of sale, a right of first refusal or quite other restricting, restraining convention or affecting of however way it is the alienable character of Options that it delays for annulment in terms of presents.

5.0 PRESENTATION AND GUARANTEES COMPANIES AND GUARANTEES
FROM THE COMPANY
In the best of the connaisance of the Company, Avensys represents and guarantee for the benefit of the Purchaser of the reliability and 1' rightness of facts and following swordings:

5.1 Constitution and organization of the Company
The Company was duly constituted by virtue of the Party 1A of law on the companies of
Quebec. The constituting Documents of the Company are included in the Addition 5.1 and a copy having certified correspondent of regulations of the Company such as they exist of presents. They is nowadays in order by virtue of the constituting laws and which could, otherwise,

affect their corporate existence or their elements of assets or draw away the payment of expenses, penalties, penalties, harm or other sums to whoever. The Company enjoys of lawful capability and of power to have its property and to exercise Activities.

5.2 Key - stock
The key - stock allowed by the Company am constituted by a limitless number of stock without face value:

i) Category " A ", with right to vote, participants, exchangeable to the liking of the possessor doubles of stock category " D ";

ii) Category " B " with right to vote, participants;
iii) Category " C " with right to vote, not participants, repurchasable to the liking of the possessor;
iv) Category " D " without right to vote, not participants, not accumulative monthly dividend of 1%
calculated on the value of redemption, repurchasable to the liking of the possessor in the sum of the poured capital or in the fair value of stock category " A " exchanged;
v) Category " E " without right to vote, not participants, not accumulative monthly dividend of 1%
calculated on the value of redemption, repurchasable to the liking of the possessor in the sum of counterbalance accepted in the emission;
vi) Category "Fr " without right to vote, not participants, not accumulative monthly $1 dividend by action, repurchasable to the liking of the possessor in the sum of the poured capital.5.3

Débentures
All the Débentures for which the Company is subjected is deposited in Addition

5.3 of the present Convention. Lesdites Débentures detains mechanics of conversion and rights of veto regarding the present transaction.

5.4 Law on securities (Quebec)
The Company is a Company opened to the sense given in this expression by the article 5 of
Law on securities (Quebec).
not accumulative monthly $1 dividend
by action, repurchasable to the liking of the possessor in the sum of the poured capital.

5.5 Declarations

Such as demanded by Law on the lawful publicity of individual firms, from Companies and artificial persons (Quebec), the Company deposited a declaration of registration or an initial declaration, depending on circumstances, to the régistraire of firms and is in day in production of their yearly and modifying declarations.

5.6 Corporate documents
The below represented documents were delayed to the Purchaser of presents and they are true, complete and precise, and all the signatures which are appended to it the true signatures of are persons appearing as their signatories:
a) the constituting Documents and the regulations of the Company; and
b) the register of minutes of the Company, including minutes of all the assemblies of managers and stockholders or resolutions there serving, managers' register and stockholders' register.

5.7 Activities and behaviour of business
The Company exercises its Activities in the only following establishments nowadays:

MONTRÉAL: 880 SELKIRK
POINTE-CLAIRE, QC
H9R 3S3
TEL: 514-428-6766
TROIS-RIVIÈRES: 247 RUE THIBEAU
CAP-DE-LA-MADELEINE, QC
G8T 6X9
TEL: 819-693-4081
TORONTO: 1131 DERRY ROAD EAST
MISSISSAUGA, ONTARIO
L5T 1P3
TEL: 905-564-4700
BRITISH
COLUMBIA: 301-1493 JOHNSTON ROAD
WHITE ROCK, BC
V4B 3Z4
TEL: 604-541-1350
The Company has all the powers, corporate or others, essentials to have his elements of assets and to exercise its Activities as it made it and as it fact at present.

5.8 Subsidiaries
Except for Fizians French national consumer council, the Company, does not have Subsidiary, that it is in a direct manner or indirect, and have no investment in any company, society or firm.

5.9 Licence
In all respects important, the Company acquired and detains validement any licence and quite other approbation necessitated to operate on its firm, in the normal lesson of business everywhere where it it made and the Company has no reason to think that these licences and approbations will not be renewed in their respective expiry date.

5.10 Insurance
The Company supports of appropriate insurance in relation to its elements of assets, in her responsibility and in its operations. Each of its polices covers risks normally covered by firms exploiting trade similar to that of the Company for sums that a careful manager would support

5.11 Contracts in the normal lesson of business
Except such as pointed out in the Addition .5.11, the Company concluded, out of normal lesson, no contract of buying for extreme sums, or exceeding his common requirements.

5.12 Collective labour agreements
Except such as pointed out in the Addition .5.12, the Company left to no collective labour agreement of job; there is no request in accreditation on behalf of the employees of the Company and it no working conflict exists.

5.13 Benefits package
Except such as pointed out in the Addition .5.13, there is no regime of retirement or participation, fund of pension, program of insurance - puts together or other advantages in favour of employees, of leaders or of managers.

5.14 Surplus, premium
Except such as pointed out in the Addition 5.14, the Company approves no surplus, premium, postponed repayment or profit sharing to his employees, leaders or managers.
It is not made to pay to whoever a pension or a repayment postponed in the frame of a retirement.

5.15 Leases
Leases listed in the Addition 5.15 are the only property leases in which the Company is party. These leases are entirely executable and confer on the Company gentle delight of all the places which it occupies or property which she rents.

5.16 Deposits and guarantees
Except such as pointed out in the Addition .5.16, the Company did not guarantee, or did not give support to obligations of whoever, including, without restriction, his managers, employees, leaders, stockholders, or persons linked to these in the sense of fiscal laws.

5.17 financial States of the Company

The (last financial States available proved financial states), such as the reached with the Addition 5.17,

introduce financial standing precisely on May 31st, 2004 and being prepared in accordance with accounting principles in general acknowledged and applied in the same way that in the course of his previous financial financial years.
Moreover, the internal financial states non-proved by the Company for period being spread from
May 31st, 2004 till December 31st, 2005 those is pointed out in Addition 5.17A.

5.18 Declarations
The Company is not in defect to produce its returns of levies or taxes to competent governmental authorities. All the taxes and all the raised levies were paid off completely or made the object of reservations appropriated to the financial states of the Company on May 31st 2004 products in the Addition 5.17. The Company did not make the object of a check, poll or threaten with contribution for levies or taxes owed for the previous years which could come be added to sums pointed out in his financial states on May 31st, 2004 such as produced in the Addition 5.17 and there is no motive which could give rise in of such check, poll, opinion or threaten with contribution.

5.19 Personal properties
Gear, equipment rolling, uniforms, furniture, rental ameliorations and other bodily personal properties which are the ownership of the Company or used by her are there good state of safe functioning as for normal wear and safe for some common compensations which must be made in the normal lesson of business and they are appropriate for the utilization which the Company makes in the working of its Activities and is in keeping in all the applicable Laws in all respects important.

5.20 intellectual Ownership
In all respects important, the Company detains all the rights, allowed, trademarks, registered company names, technologies, expressions, brevets, royalties and other rights of ownership intellectuals (the << intellectual Ownership >>) necessary for the working of its firm. No
Stockholder or leader of the Company detains rights in intellectual Ownership. In any important esteem, the behaviour of business of the Company contravenes no Ownership intellectual belonging to other people and the Company knows no infraction by one tierce in his intellectual Ownership.

5.21 Law (s) on environment
The working of the firm of the Company is in keeping and was always in keeping with right environmental applicable, notably in rejections, in processing, in storage, of management or of removal of waste, contaminating or dangerous materials. They hear by right environmental applicable any event, opinion, letter of intention or other informing document
Company or one of its Subsidiaries of a possible or actual violation of very law, regulations, directive, guide, command, policy, certificate of approval, allowed or other approval or,

if need be, other demand of any administrative authority in relation to environment or in protection of environment that they are federal, provincial, local or regional.

5.22 dangerous Products
Places in which the Company exploits its firm do not contain biphényles polychlorés, of insulating materials in the foam of formaldéhy urea, of asbestos in the friable state, nor of
radioactive substances.

5.23 Employés de la Compagnie

The list produced in the Addition 5.23 of the present Convention relates truthfully and with rightness the names of all the employees of the Company (below indicated the "Employees "), as well as one short picture of tasks for the employees linked to the Company and, for every person, rate of his remuneration. All the contracts of job to which the Company is linked are reached in the Addition 5.23.

The Company has no reason to think that the Employees will leave their job further to the acquisition envisaged in presents.
Except such as pointed out in the Addition 5.23, the Company made all the deductions necessitated by Law concerning pays and wages and has, am delayed these deductions in respective authorities legally constituted and rightful claimant to accept the payment from it, is made a reservation in his accounting pounds for aforementioned deductions.

5.24 banking Business
The Addition 5.24 identifies by his name and address each of the banks, Companies of trust and other financial institutions to which the Company detain a count, have property on the alert or a casket of safety, as well as the name of every person authorized to be in charge of this count, property on the alert or casket of safety or to have access in the name of the Company there.

6.0 PRESENTATIONS AND GUARANTEED BY The PURCHASER

6.1 Status and capability of the Purchaser
The Purchaser declares to be a corporation duly registered by virtue of the laws of Nevada,
Étatsunis, having his main place of business in as 4710, as rue St-Ambroise, as suite 227,
Montreal, province from Quebec, and to be in respect with all the Laws and regulation organisms which govern sound existence.
The Purchaser also declares i) that it has all the powers, capabilities and authorities essentials to conclude and sign the present Convention as well as the documents which there bring back and to fill all her obligations which are envisaged, ii there) that all the methods corporate necessitated on behalf of the managers of the Purchaser were duly adopted and allowed to allow conclusion and signature of the present Convention and of documents which relate to it and to allow the Purchaser to fulfil of every his obligations by virtue of the present Convention and aforementioned documents so that these valid and executable commitments constitute which link the Purchaser in accordance with their modalities.

6.2 Financing
The Purchaser declares to have supplemented a financing before Closing date in fairness of two million American dollars (2 000 000 $ US).

6.3 Financial states
The (last financial States available proved financial states), such as the reached with the Addition
6.3, introduce financial standing precisely on June 30th, 2004 and being prepared in accordance with accounting principles in general acknowledged and applied in the same way that in the course of his previous financial financial years.

6.4 OTCBB
The ordinary shares of the issued capital of the Purchaser must be inscribed or reserved for quotation of OTCBB and stock exchange and regulation authorities accepted modalities of transaction, such as envisaged in the present Convention of buying being acquired.

6.5 Consents
All the consents, renunciations or approbations of third parties (including, without there restrict, on behalf of governmental authorities having jurisdiction) as essentials to allow the conclusion of transaction.

7.0 COMMITMENTS OF The PURCHASER

7.1 Watchers within the directorate of the Purchaser
As part of the present transaction, the Purchaser gets involved to the Sellers, that the gift
Directorate of Avensys can name two (2) persons as watcher in breast of the Directorate of the
Purchaser or quite other committee of this advice and it, for one period not showing two (2)
years according to the Enclosure of the transaction. Besides common rights acknowledged to the councilmen of administration, excluding right to vote, the Purchaser get involved in:
i) approve a right of word without right to vote in the meetings of Council from administration and/or from any committee;
ii) pay an inclusive five hundred-dollar U.S sum. (500 $ US) in chips of presence in every meeting of the Directorate and/or any committee in every watcher; and

iii) perform the compensation of expenses of displacement, if need be, incurred by the watchers to be at every meeting of the Directorate and/or of any committee.

7.2 Successive sales
It heard between parties in presents, that happening case where every stockholder of
Company which would not have sold its ordinary shares of category " A " of the Company by the present Convention (below defined << Remaining Stock >>) decided for a reason or an other one to sell inside a period of eighteen (18) months of Closing date ("Period "), the
Purchaser and the Company promise not to give or to accept, during Period, for Remaining
Stock more than unit monetary consideration, for one (1) ordinary share of category " A ", of thousandth sixty one hundred and nine hundred nineteen of hundred (61,919 hundred) by ordinary share of category " A " from the Company, and it doesn't much matter value of the lesson of Stock C-Chip restrained during this Period. Of more the rules of releases of Stock restrained C-Chip given as part of a possible sale of Stock Remaining will have to be the same that those represented in presents.

7.3 Conversion of Débentures
It is heard between parties in presents, that happening case where the possessors of Débentures
(below defined in Addition 5.3) decides for a reason or other one to convert their
Débentures inside a period of eighteen (18) months of Closing date ("Period "), the Purchaser and the Company promise not to give or to accept during Period more than unit monetary consideration, for (1) ordinary share of category " A " of thousandth sixty one hundred and nine hundred nineteen of one hundred (61,919 hundred) by action common place of category " A "
from the Company, and it it doesn't much matter the value of the lesson of Stock C-Chip restrained during this Period. Of more the rules of releases of Stock C-Chip restrained given as part of a possible conversion of Débentures will have to be the same as those represented in presents.

8.0 SURVIVAL OF CERTIFICATES AND COMMITMENTS Of INDEMNITY

8.1 Commitment of indemnity by virtue of the Article 4
Each of the Stockholders promises by presents to indemnify and to safeguard the Purchaser as for any harm which they could be subjected resulting from incorrectness or from falseness of quelqu' certificate mentioned at dispositions 4.1, 4.2 and 4.3. Each of the Stockholders, pence reservation of the value of Stock C-Chip restrained that it accepted and that it saw himself liberated, promise, by presents, to pay in Stock C-Chip restrained to the Purchaser, according to method which follows, if need be, a number of Stock restrained C-Chip corresponding to such harm. The number of Stock aiming at the sum of indemnification regarding any loss, responsibility or disbursement must be determined having taken into account any sum recuperated by the Purchaser or the Company of societies of insurance, any fiscal savings and any sum recuperated of tierce others than the Company or the Purchaser.

8.2 Commitment of indemnity by virtue of the Article 5
The Stockholders promise in common by presents to indemnify in Stock C-Chip restrained the Purchaser as for any harm which he could be subjected resulting from incorrectness or of falseness of quelqu' certificate of the Company mentioned in the Article 5.
Each of Stockholders, subject to the value of Stock C-Chip restrained that it accepted, gets involved, by presents, to be compensated in Stock C-Chip restrained to the Purchaser, according to the method which follow, if need be.
The sum of indemnification regarding any loss, responsibility or disbursement must be determined having taken into account any sum recuperated by the Purchaser or the Company of societies of insurance, any fiscal savings and any sum recuperated by tierce others than
Company or the Purchaser.

8.3 Restriction of responsibility
It was moreover suitable between parties for presents, that in any case, sellers' responsibility will not be able to be hired for any loss been subjected by the Purchaser and it, by claim which would be less than a million dollars $(1 000 000). In the possibility of one claim, the Sellers will be kept of paying, subject to paragraphs below mentioned, in common and in the pro misses of their imprisonment of Stock in the key - stock of the Purchaser and it, for all claims or events that can happen in year according to the signature of presents.
Besides, the Sellers will not be able to, collectively, be required to recompense by virtue of paragraph above the Purchaser for the upper sum in five hundred thousand dollars $(500 000), it doesn't much matter the largeness of the harm been subjected by the Purchaser.
Sum, who will be able to be superior under no circumstances to five hundred thousand dollars
(500 000 $), to be disbursed in indemnification by the Sellers will be payable in Stock C-Chip restrained according to following expression:

Payable at the most well brought up price of two is i) of the price allocated in Stock C-Chip restrained in the frame of the present Convention or is ii) the lesson of Stock C-Chip restrained during thirty (30) Days of the transaction preceding the survenance of harm or in the opinion of claim to be compensated.

8.4 Restriction of claims
Nonwithstanding the disposition 8.3, the Purchaser and the Company acknowledge and get involved, if there is place, not to look for sellers' responsibility or for indemnity of harm potentials otherwise than by the claim of Stock restrained C-Chip detained by aforementioned
Sellers, excluding any chases and silver claims to the Sellers

8.5 Prescript
Sellers' certificates in favour of the Purchaser by virtue of the article 4 and 5 of presents presents, except there will continue being worth for a period of (1) year according to the date case of fraud, to which case no border of time will be applicable.

8.6 Methods of indemnity
In the ten (10) days according to registration desk by the Purchaser of an opinion of claim from the direction of a tierce regarding which the Purchaser to ask for an indemnification by virtue of present Convention, the Purchaser must forward an opinion writes to the purposeful Persons in the sense by aforementioned claim. Since then, the purposeful Persons by written opinion will have thirty (30) days for notify the Purchaser of their decision to cope or not claim. It is heard between Left that the Purchaser or the Company, happening a refusal of indemnity, will be able of no way to compensate unilaterally for its harm without having acquired a judgement to
Superior Court of Montreal.

9.0 GENERAL DISPOSITIONS

9.1 Territorial jurisdiction
Parties in presents admit specifically that any legal proceedings or quasijudiciaire being able to be instituted by one of them in touch with the present Convention, the being in front of authority will owe having competence in the judicial region of Montreal, province from Quebec.

9.2 Representatives of parties
Each of the Parties acknowledges that the person whom it indicates (below or every person replacing the candidate, after opinion in the sense given in the other party) represent it and has any authority to put down actions, to make decisions and to give the necessitated approvals in relation to the performance of the present Convention:
- representative of the Purchaser : Stéphane Solis
- electronic address: ssolis@c-chip.com
- no of telephone: 514.337.2447
- no of fax machine: 514.337.0985
- representative of Sellers; Guy Girard
- electronic address: ggirard@cogivar.com
- no of telephone: 514.798.1290
- no of fax machine: 514.394.0003
- representative of Avensys; Pierre-Hubert Séguin
- electronic address: phs@srcavocats.com
- no of telephone: 450.681.7744
- no of fax machine: 450.681.8400

INTERVENTION
The Company intervenes in the present Convention to acknowledge having acquainted of his contents, notably in its article 5, and to promise to put down all the necessary movements for there follow up.
AVENSYS NC.
By:
______________________________________